UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

BABCOCK & BROWN AIR LIMITED

(Exact Name of Registrant as Specified in Its Charter)

Bermuda (State or Other Jurisdiction of Incorporation or Organization)	98-0536376 (I.R.S. Employer Identification No.)

West Pier Dun Laoghaire County, Dublin (Address of Principal Executive Offices)	Not Applicable (Zip Code)

Title of Each Class to be Registered	Name of Each Exchange on Which Each Class is to be Registered
American Depositary Shares each representing one Common Share, par value $0.001 Common shares, par value $0.001	NYSE Arca, Inc. NYSE Arca, Inc.*

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐

Securities Act registration statement file number to which this form relates: 333-145994 (if applicable)

Securities to be registered pursuant to Section 12(g) of the Act: None.

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* Application has been made for listing, not for trading, but only in connection with the registration of the American Depositary Shares pursuant to the requirements of the Securities and Exchange Commission.

Item 1.	Description of Registrant’s Securities to be Registered.

For a description of the securities to be registered hereunder, reference is made to the information set forth under the headings “Description of Share Capital” and “Description of American Depositary Shares” in the Registrant’s prospectus, which constitutes a part of Registrant’s Registration Statement on Form F-1 (File No. 333-145994), as may be amended from time to time, filed with the Securities and Exchange Commission, which information is incorporated by reference herein. Any form of prospectus subsequently filed by the Registrant pursuant to Rule 424(b) under the Securities Act which includes such description shall be deemed to be incorporated by reference into this Registration Statement.

Item 2.	Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered with NYSE Arca, Inc. and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dublin, Ireland, on the 25th day of September, 2007.

BABCOCK & BROWN AIR LIMITED
By:	/s/ Colm Barrington
Name:	Colm Barrington
Title:	Chief Executive Officer and Director